EXHIBIT 23.2
                                                                    ------------



                       CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of PLC Systems Inc. for the registration of 3,165,000 shares of its common stock and to the incorporation by reference therein of our reports dated February 21, 1997 with respect to the consolidated financial statements of PLC Systems Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                  ERNST & YOUNG LLP





Boston, Massacusetts
August 25, 1997